                                                                    EXHIBIT 99.6


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                             BROKER-DEALER AGREEMENT

                                     between

                              BANKERS TRUST COMPANY

                                       and

                              LEHMAN BROTHERS INC.

                             Dated December 22, 1999

                                   Relating to

               FLEXIBLE MONEY MARKET CUMULATIVE PREFERRED STOCK(R)

                               (MMP(R)), SERIES C

                   (Liquidation Preference $100,000 Per Share)

                                       of

                               EOG RESOURCES, INC.




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(R)Registered trademark of Lehman Brothers Inc.

                                Table of Contents

                                                                                                               Page
I.       DEFINITIONS AND RULES OF CONSTRUCTION
         1.1.     Terms Defined by Reference to the Certificate of Designations...................................3
         1.2.     Terms Defined Herein............................................................................3
         1.3.     Rules of Construction...........................................................................3

II.      NOTIFICATION OF DIVIDEND PERIOD..........................................................................4
         2.1      ................................................................................................4

III.     THE AUCTION..............................................................................................4
         3.1.     Purpose; Incorporation by Reference of Auction Procedures and Settlement Procedures.............4
         3.2.     Preparation for Each Auction....................................................................4
         3.3.     Auction Schedule; Method of Submission of Orders................................................5
         3.4.     Notice of Auction Results.......................................................................6
         3.5.     Service Charge to Be Paid to BD.................................................................7

IV.      THE AUCTION AGENT........................................................................................8
         4.1.     Duties and Responsibilities.....................................................................8
         4.2.     Rights of the Auction Agent.....................................................................8
         4.3.     Auction Agent's Disclaimer......................................................................8

V.       MISCELLANEOUS............................................................................................8
         5.1.     Termination.....................................................................................8
         5.2.     Participant in Securities Depository; Payment of Dividends in Same-Day Funds....................9
         5.3.     Agent Member....................................................................................9
         5.4.     Communications..................................................................................9
         5.5.     Entire Agreement................................................................................9
         5.6.     Benefits.......................................................................................10
         5.7.     Amendment; Waiver..............................................................................10
         5.8.     Successors and Assigns.........................................................................10
         5.9.     Severability...................................................................................10
         5.10.    Execution in Counterparts......................................................................10
         5.11.    Governing Law..................................................................................10

     BROKER-DEALER AGREEMENT dated as of December __, 1999, between BANKERS TRUST COMPANY, a New York banking corporation ("Bankers Trust") (not in its individual capacity, but solely as agent (the "Auction Agent") of EOG Resources, Inc., a Delaware corporation (the "Company"), pursuant to authority granted to it under the Auction Agent Agreement) and LEHMAN BROTHERS INC. (together with its successors and assigns, "BD").

     The Company has issued 500 shares of its Flexible Money Market Cumulative Preferred Stock designated Flexible Money Market Cumulative Preferred Stock (MMP(R)), Series C (with par value $0.01 and a liquidation preference of $100,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared)), pursuant to the Company's Certificate of Designations (as defined below). The shares of MMP are sometimes referred to together herein as "Shares".

     The Company's Certificate of Designations provides that the dividend rate on each Share for each Subsequent Dividend Period shall be the Applicable Rate therefor, which in each case, in general shall be the rate per annum that the Auction Agent advises results from implementation of the Auction Procedures (as defined below) with respect to the Shares. The Board of Directors of the Company has adopted a resolution appointing Bankers Trust as Auction Agent for purposes of the Auction Procedures with respect to the Shares, and pursuant to Section 2.6(c) of the Auction Agent Agreement (as defined below), the Company has requested and directed the Auction Agent to execute and deliver this Agreement.

     The Auction Procedures require the participation of one or more Broker-Dealers.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Auction Agent and BD agree as follows:

I.   DEFINITIONS AND RULES OF CONSTRUCTION.

     1.1. Terms Defined by Reference to the Certificate of Designations. Capitalized terms not defined herein shall have the respective meanings specified in the Certificate of Designations of the Company, including, without limitation, Paragraph 2 and Paragraph 7 thereof, unless the context otherwise requires.

     1.2. Terms Defined Herein. As used herein and in the Settlement Procedures (as defined below), the following terms shall have the following meanings, unless the context otherwise requires:

          (a) "Auction" shall have the meaning specified in Section 3.1(a) hereof.

          (b) "Auction Agent Agreement" shall mean the Auction Agent Agreement, dated as of December , 1999, between the Company and Bankers Trust relating to the Shares.

          (c) "Auction Procedures" shall mean the Auction Procedures that are set forth in Paragraph 7 of the Certificate of Designations.

          (d) "Authorized Officer" shall mean each Principal, Vice President, Assistant Vice President, Assistant Secretary and Assistant Treasurer of the Auction Agent assigned to its Corporate Trust and Agency Group and every other officer or employee of the Auction Agent designated as an "Authorized Officer" for purposes hereof in a communication to BD.

          (e) "BD Officer" shall mean each officer or employee of BD designated as a "BD Officer" for purposes of this Agreement in a communication to the Auction Agent.

          (f) "Broker-Dealer Agreement" shall mean this Agreement and any substantially similar agreement between the Auction Agent and a Broker-Dealer.

          (g) "Certificate of Designations" shall mean the Certificate of Designations, as amended, of the Company, establishing the powers, preferences and rights of the Shares, as filed with the Secretary of State of the State of Delaware.

          (h) "Settlement Procedures" shall mean the Settlement Procedures attached hereto as Exhibit A.

     1.3. Rules of Construction. Unless the context or use indicates another or different meaning or intent, the following rules shall apply to the construction of this Agreement:

          (a) Words importing the singular number shall include the plural number and vice versa.

          (b) The captions and headings herein are solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

          (c) The words "hereof," "herein," "hereto," and other words of similar import refer to this Agreement as a whole.

          (d) All references herein to a particular time of day shall be to New York City time.

II.  NOTIFICATION OF DIVIDEND PERIOD.

     2.1. The provisions contained in Paragraph 3 of the Certificate of Designations concerning the notification of a Special Dividend Period will be followed by the Auction Agent and BD, and the provisions contained therein are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were set forth fully herein.

III. THE AUCTION.

     3.1. Purpose; Incorporation by Reference of Auction Procedures and Settlement Procedures.

          (a) On each Auction Date for the Shares, the provisions of the Auction Procedures will be followed by the Auction Agent for the purpose of determining the Applicable Rate for the next Dividend Period. Each periodic operation of the Auction Procedures is hereinafter referred to as an "Auction."

          (b) All of the provisions contained in the Auction Procedures and the Settlement Procedures are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were set forth fully herein.

          (c) BD agrees to act as, and assumes the obligations of and limitations and restrictions placed upon, a Broker-Dealer under this Agreement. BD understands that other Persons meeting the requirements specified in the definition of "Broker-Dealer" contained in Paragraph 2 of the Certificate of Designations may execute a Broker-Dealer Agreement and participate as Broker-Dealers in Auctions.

          (d) BD and other Broker-Dealers may participate in Auctions for their own accounts. However, the Company, by notice to BD and all other
Broker-Dealers, may prohibit all Broker-Dealers from submitting Bids in Auctions for their own accounts, provided that Broker-Dealers may continue to submit Hold Orders and Sell Orders.

     3.2. Preparation for Each Auction.

          (a) Not later than 9:30 A.M. on each Auction Date, the Auction Agent shall advise BD by telephone of the Reference Rate and the Maximum Applicable Rate in effect on such Auction Date.

          (b) In the event that the Auction Date for any Auction of the Shares shall be changed after the Auction Agent has given the notice referred to in clause (G) of paragraph (I) of the Settlement Procedures, the Auction Agent, by such means as the Auction Agent deems practicable, shall give notice of such change to BD not later than the earlier of 9:15 A.M. on the new Auction Date or 9:15 A.M. on the old Auction Date. Thereafter, BD promptly shall notify customers of BD that BD believes are beneficial owners of Shares of such change in the Auction Date.

          (c) The Auction Agent from time to time may request BD to provide it with a list of the respective customers BD believes are beneficial owners of Shares. BD shall, in its sole discretion, comply with any such request, and the Auction Agent shall keep confidential any such information, including information received as to the identity of Bidders in any Auction, and shall not disclose any such information so provided to any Person other than BD and the Company; and such information shall not be used by the Auction Agent or its officers, employees, agents or representatives for any purpose other than such purposes as are described herein. The Auction Agent shall transmit any list of customers BD believes are beneficial owners of Shares and information related thereto only to its officers, employees, agents or representatives in the Corporate Trust and Agency Group who need to know such information for the purposes of acting in accordance with this Agreement, and the Auction Agent shall prevent the transmission of such information to others and shall cause its officers, employees, agents and representatives to abide by the foregoing confidentiality restrictions.

     3.3. Auction Schedule; Method of Submission of Orders.

          (a) The Auction Agent shall conduct Auctions in accordance with the schedule set forth below. Such schedule may be changed at any time by the Auction Agent with the consent of the Company, which consent shall not be withheld unreasonably. The Auction Agent shall give written notice of any such change to BD pursuant to Section 5.4 hereof. To be effective, such notice must be delivered at the address specified herein prior to the first Auction Date on which any such change shall be effective.

      Time                                         Event
      ----                                         -----
By 9:30 A.M.                  Auction Agent advises the Company an
                              Broker-Dealers of the Reference Rate and the
                              Applicable Maximum Rate as set forth in Section
                              3.2(a) hereof.

9:30 A.M.- 1:00 P.M.          Auction Agent assembles information communicated
                              to it by Broker-Dealers as provided in Paragraph
                              7(c)(i) of the Certificate of Designations.
                              Submission Deadline is 1:00 P.M.

Not earlier than              Auction Agent makes determinations pursuant to
1:00 P.M.                     Paragraph 7(d)(i) of the Certificate of
                              Designations.

By approximately              Auction Agent advises the Company of the results
3:00 P.M.                     of the Auction as provided in Paragraph 7 (d)(ii)
                              of the Certificate of Designations.

                              Submitted Bids and Submitted Sell Orders are accepted and rejected in whole or in part and Shares are allocated as provided in Paragraph 7(e) of the Certificate of Designations.

                              Auction Agent gives notice of the Auction results as set forth in Section 2.5 of the Auction Agent
                              Agreement.

          (b) BD agrees to maintain a list of Potential Holders and to contact the Potential Holders on such list on or prior to each Auction Date for the purposes set forth in Paragraph 7 of the Certificate of Designations.

          (c) BD shall submit Orders to the Auction Agent in writing in substantially the form attached hereto as Exhibit B hereof. BD shall submit separate Orders to the Auction Agent for each Potential Holder or Existing Holder on whose behalf BD is submitting an Order and shall not net or aggregate the Orders of Potential Holders or Existing Holders on whose behalf BD is submitting Orders.

          (d) BD shall deliver to the Auction Agent (i) a written notice, substantially in the form attached hereto as Exhibit C hereof, of transfers of Shares, made through BD by an Existing Holder to another Person other than pursuant to an Auction, and (ii) a written notice, substantially in the form attached hereto as Exhibit D hereof, of the failure of Shares to be transferred to or by any Person that purchased or sold Shares through BD pursuant to an Auction. The Auction Agent is not required to accept any notice delivered pursuant to the terms of clause (i) of the foregoing sentence with respect to an Auction unless it is received by the Auction Agent by 3:00 P.M. on the Business Day next preceding the applicable Auction Date.

     3.4. Notice of Auction Results.

          (a) On each Auction Date, the Auction Agent shall notify BD by telephone as set forth in Paragraph (I) of the Settlement Procedures. On the Business Day next succeeding such Auction Date, if so requested, the Auction Agent shall notify BD in writing of the disposition of all Orders submitted by BD in the Auction held on such Auction Date.

          (b) BD shall notify each Existing Holder or Potential Holder on whose behalf BD has submitted an Order as set forth in Paragraph (II) of the Settlement Procedures, and take such other action as is required of BD pursuant to the Settlement Procedures.

          (c) If any Person selling Shares in an Auction, on whose behalf BD has submitted an Order as set forth in Paragraph (II) of the Settlement Procedures, fails to deliver such Shares, BD may deliver to any Person that was to have purchased Shares in such Auction a number of whole Shares that is less than the number of Shares that otherwise was to be purchased by such Person. In such event, the number of Shares to be so delivered shall be determined by BD. Delivery of such lesser number of Shares shall constitute good delivery. Upon the occurrence of any such failure to deliver Shares, BD shall deliver to the Auction Agent the notice required by Section 3.3(d)(ii) hereof. Notwithstanding the foregoing terms of this Section 3.4(c), any delivery or non-delivery of Shares which represents any departure from the results of an Auction, as determined by the Auction Agent, shall be of no effect unless and until the Auction Agent shall have been notified of such delivery or non-delivery in accordance with the terms of Section 3.3(d) hereof. The Auction Agent shall have no duty or liability with respect to enforcement of this
Section 3.4(c).

     3.5. Service Charge to Be Paid to BD. On the Business Day next succeeding each Auction Date, the Auction Agent shall pay to BD from moneys received from the Company an amount equal to:

          (a) in the case of any Auction Date immediately preceding a Regular Dividend Period, the product of (i) a fraction, the numerator of which is the number of days in such Dividend Period (calculated by counting the first day of such Dividend Period but excluding the last day thereof) and the denominator of which is 360, times (ii) 0.0025, times (iii) $100,000 times (iv) the sum of (A) the aggregate number of Shares placed by BD in the applicable Auction that were
(x) the subject of a Submitted Bid of an Existing Holder submitted by BD and continued to be held as a result of such submission and (y) the subject of a Submitted Bid of a Potential Holder submitted by BD and were purchased as a result of such submission plus (B) the aggregate number of Shares subject to valid Hold Orders (determined in accordance with Paragraph 7 of the Certificate of Designations) submitted to the Auction Agent by BD plus (C) the number of Shares deemed to be subject to Hold Orders by Existing Holders pursuant to Paragraph 7 of the Certificate of Designations that were acquired by such Existing Holders through BD; and

          (b) in the case of any Auction Date immediately preceding a Special Dividend Period, that amount as mutually agreed upon by the Company and BD, based on the selling concession that would be applicable to an underwriting of fixed or variable rate preferred shares with a similar final maturity or variable rate dividend period, at the commencement of such Special Dividend Period;

provided, however, that for purposes of clauses (a)(iv)(C) of this Section 3.5, if any Person who acquired Shares through BD transfers those shares to another Person other than pursuant to an Auction, then the Broker-Dealer for the Shares so transferred shall continue to be BD, provided, however, that if the transfer was effected by, or if the transferee is, a Broker-Dealer other than BD, then such Broker-Dealer shall be the Broker-Dealer for such Shares.

IV.  THE AUCTION AGENT.

     4.1. Duties and Responsibilities.

          (a) The Auction Agent is acting solely as agent for the Company hereunder and owes no fiduciary duties to any other Person by reason of this Agreement.

          (b) The Auction Agent undertakes to perform such duties and only such duties as are set forth specifically in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Auction Agent.

          (c) In the absence of bad faith or negligence on its part, the Auction Agent shall not be liable for any action taken, suffered or omitted by it, or for any error of judgment made by it in the performance of its duties under this Agreement. The Auction Agent shall not be liable for any error of judgment made in good faith unless the Auction Agent shall have been negligent in ascertaining (or failing to ascertain) the pertinent facts.

     4.2. Rights of the Auction Agent.

          (a) The Auction Agent may rely upon, and shall be protected in acting or refraining from acting upon, any communication authorized by this Agreement and any written instruction, notice, request, direction, consent, report, certificate, share certificate or other instrument, paper or document believed by it to be genuine. The Auction Agent shall not be liable for acting upon any telephone communication authorized by this Agreement which the Auction Agent believes in good faith to have been given by the Company or by BD. The Auction Agent may record telephone communications with BD.

          (b) The Auction Agent may consult with counsel of its own choice, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (c) The Auction Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder except as may be required as a result of its own negligence or bad faith.

          (d) The Auction Agent may perform its duties and exercise its rights hereunder either directly or by or through agents or attorneys.

     4.3. Auction Agent's Disclaimer. The Auction Agent makes no representation as to the validity or adequacy of this Agreement or the Shares.

V.   MISCELLANEOUS.

     5.1. Termination. Either party may terminate this Agreement at any time upon five days' prior written notice to the other party; provided, however, that if BD is Lehman Brothers Inc., neither BD nor the Auction Agent may terminate this Agreement without first obtaining prior written consent of the Company to such termination, which consent shall not be withheld unreasonably.

     5.2. Participant in Securities Depository; Payment of Dividends in Same-Day Funds.

          (a) BD is, and shall remain for the term of this Agreement, a member of, or a participant in, the Securities Depository (or in affiliate of such a member or participant).

          (b) BD represents that it (or if BD does not act as Agent Member, one of its affiliates) shall make all dividend payments on the Shares available in same-day funds on each Dividend Payment Date to customers that use BD (or its affiliate) as Agent Member.

     5.3. Agent Member. At the date hereof, BD is a participant of the Securities Depository.

     5.4. Communications. Except for (i) communications authorized to be made by telephone pursuant to this Agreement or the Auction Procedures and (ii) communications in connection with the Auctions (other than those expressly required to be in writing), all notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given to such party at its address or telecopier number set forth below:


If to BD,                      Lehman Brothers Inc.
addressed to:                  Three World Financial Center
                               New York, New York  10285
                               Attention: Auction Rate Securities Trading Desk
                               Telecopier No.: (212)526-7000
                               Telephone No.: (212)526-8390

If to the Auction              Bankers Trust Company
Agent, addressed to:           4 Albany Street 4th Floor
                               New York, New York 10006
                               Attention: Auction Rate Securities
                               Telecopier No.: (212)250-6569
                               Telephone No.: (212)250-6961

or such other address or telecopier number as such party hereafter may specify for such purpose by notice to the other party. Each such notice, request or communication shall be effective when delivered at the address specified herein. Communications shall be given on behalf of BD by a BD Officer and on behalf of the Auction Agent by an Authorized Officer. BD may record telephone communications with the Auction Agent.

     5.5. Entire Agreement. This Agreement contains the entire agreement between the parties relating to the subject matter hereof, and there are no other representations, endorsements, promises, agreements or understandings, oral, written or inferred, between the parties relating to the subject matter hereof.

     5.6. Benefits. Nothing in this Agreement, express or implied, shall give to any person, other than the Company, the Auction Agent and BD and their respective successors and assigns, any benefit of any legal or equitable right, remedy or claim under this Agreement.

     5.7. Amendment; Waiver.

          (a) This Agreement shall not be deemed or construed to be modified, amended, rescinded, canceled or waived, in whole or in part, except by a written instrument signed by a duly authorized representative of the parties hereto.

          (b) Failure of either party to this Agreement to exercise any right or remedy hereunder in the event of a breach of this Agreement by the other party shall not constitute a waiver of any such right or remedy with respect to any subsequent breach.

     5.8. Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and permitted assigns of each of BD and the Auction Agent. This Agreement may not be assigned by either party hereto absent the prior written consent of the other party; provided, however, that this Agreement may be assigned by the Auction Agent to a successor Auction Agent selected by the Company without the consent of BD.

     5.9. Severability. If any clause, provision or section of this Agreement shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any remaining clause, provision or section hereof.

     5.10. Execution in Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

     5.11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State.

     IN WITNESS WHEREOF, the parties hereto have caused this Broker-Dealer Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

                              BANKERS TRUST COMPANY


                              By: /s/ MELISSA REYNOLDS
                                  ----------------------------------------------
                                  Name: MELISSA M. REYNOLDS
                                  Title: VICE PRESIDENT


                              LEHMAN BROTHERS INC.


                              By: /s/ NEIL SHERMAN
                                  ----------------------------------------------
                                  Name: NEIL SHERMAN
                                  Title: MANAGING DIRECTOR

                                                                       EXHIBIT A



                              SETTLEMENT PROCEDURES

         I. On each Auction Date, the Auction Agent shall notify by telephone or through the Auction Agent's Auction Processing System the Broker-Dealers that participated in the Auction held on such Auction Date and submitted an Order on behalf of any Existing Holder or Potential Holder of:

                  (A) the Applicable Rate fixed for the next succeeding Dividend Period;

                  (B) whether Sufficient Clearing Bids existed for the determination of the Applicable Rate;

                  (C) if such Broker-Dealer (a "Seller's Broker-Dealer") submitted a Bid or a Sell Order on behalf of an Existing Holder, the number of Shares, if any, to be sold by such Existing Holder;

                  (D) if such Broker-Dealer (a "Buyer's Broker-Dealer") submitted a Bid on behalf of a Potential Holder, the number of Shares, if any, to be purchased by such Potential Holder;

                  (E) if the aggregate number of Shares to be sold by all Existing Holders on whose behalf such Broker-Dealer submitted a Bid or Sell Order exceeds the aggregate number of Shares to be purchased by all Potential Holders on whose behalf such Broker-Dealer submitted a Bid, the name or names of one or more Buyer's Broker-Dealers (and the name of the Agent Member, if any, of each such Buyer's Broker-Dealer) acting for one or more purchasers of such excess number of Shares and the number of such Shares to be purchased from one or more Existing Holders on whose behalf such Broker-Dealer acted by one or more Potential Holders on whose behalf each of such Buyer's Broker-Dealers acted;

                  (F) if the aggregate number of Shares to be purchased by all Potential Holders on whose behalf such Broker-Dealer submitted a bid exceeds the aggregate number of Shares to be sold by all Existing Holders on whose behalf such Broker-Dealer submitted a Bid or a Sell Order, the name or names of one or more Seller's Broker-Dealers (and the name of the Agent Member, if any, of each such Seller's Broker-Dealer) acting for one or more sellers of such excess number of Shares and the number of such Shares to be sold to one or more Potential Holder on whose behalf such Broker-Dealers acted by one or more Existing Holders on whose behalf each of such Seller's Broker-Dealer acted; and

                  (G) the Auction Date of the next succeeding Auction with respect to the Shares.

         II. On each Auction Date, each Broker-Dealer that submitted an Order on behalf of any Existing Holder or Potential Holder shall;

                  (A) in the case of a Broker-Dealer that is a Buyer's Broker-Dealer, instruct each Potential Holder on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, to instruct such Potential Holder's Agent Member to pay to such Broker-Dealer (or its Agent Member) through the Securities Depository the amount necessary to purchase the number of Shares to be purchased pursuant to such Bid against receipt of such Shares and advise such Potential Holder of the Applicable Rate for the next succeeding Dividend Period;

                  (B) in the case of a Broker-Dealer that is a Seller's Broker-Dealer, instruct each Existing Holder on whose behalf such Broker-Dealer submitted a Sell Order that was accepted, in whole or in part, or a Bid that was accepted, in whole or in part, to instruct such Existing Holder's Agent Member to deliver to such Broker-Dealer (or its Agent Member) through the Securities Depository the number of Shares to be sold pursuant to such Order against payment therefor and advise any such Existing Holder that will continue to hold Shares of the Applicable Rate for the next succeeding Dividend Period;

                  (C) advise each Existing Holder on whose behalf such Broker-Dealer submitted a Hold Order of the Applicable Rate for the next succeeding Dividend Period;

                  (D) advise each Existing Holder on whose behalf such Broker-Dealer submitted an Order of the Auction Date for the next succeeding Auction; and

                  (E) advise each Potential Holder on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, of the Auction Date for the next succeeding Auction.

         III. On the basis of the information provided to it pursuant to paragraph (I) above, each Broker-Dealer that submitted a Bid or a Sell Order on behalf of a Potential Holder or Existing Holder shall, in such manner and at such time or times as it in its sole discretion it may determine, allocate any funds received by it pursuant to (II)(A) above and any Shares received by it pursuant to (II)(B) above among the Potential Holders, if any, on whose behalf such Broker-Dealer submitted Bids, the Existing Holders, if any, on whose behalf such Broker-Dealer submitted Bids that were accepted or Sell Orders, and any Broker-Dealer or Broker-Dealers identified to it by the Auction Agent pursuant to (I)(E) or (I)(F) above.

         IV. On each Auction Date:

                  (A) each Potential Holder and Existing Holder shall instruct its Agent Member as provided in (II)(A) or (B) above, as the case may be;

                  (B) each Seller's Broker-Dealer which is not an Agent Member of the Securities Depository shall instruct its Agent Member to (1) pay through the Securities Depository to the Agent Member of the Existing Holder delivering Shares to such Broker-Dealer pursuant to (II)(B) above the amount necessary to purchase such Shares against receipt of such Shares, and (2) deliver such Shares through the Securities

         Depository to a Buyer's Broker-Dealer (or its Agent Member) identified to such Seller's Broker-Dealer pursuant to (I)(E) above against payment therefor, and

                  (C) each Buyer's Broker-Dealer which is not an Agent Member of the Securities Depository shall instruct its Agent Member to (1) pay through the Securities Depository to a Seller's Broker-Dealer (or its Agent Member) identified pursuant to (I)(F) above the amount necessary to purchase the Shares to be purchased pursuant to (II)(A) above against receipt of such Shares, and (2) deliver such Shares through the Securities Depository to the Agent Member of the purchaser thereof against payment therefor.

         V. On the day after the Auction Date:

                  (A) each Bidder's Agent Member referred to in (IV)(A) above shall instruct the Securities Depository to execute the transactions described in (II)(A) or (B) above, and the Securities Depository shall execute such transactions;

                  (B) each Seller's Broker-Dealer or its Agent Member shall instruct the Securities Depository to execute the transactions described in (IV)(B) above, and the Securities Depository shall execute such transactions; and

                  (C) each Buyer's Broker-Dealer or its Agent Member shall instruct the Securities Depository to execute the transactions described in (IV)(C) above, and the Securities Depository shall execute such transactions.

         VI. If an Existing Holder selling Shares in an Auction fails to deliver such Shares (by authorized book-entry), a Broker-Dealer may deliver to the Potential Holder on behalf of which it submitted a Bid that was accepted a number of whole Shares that is less than the number of Shares that otherwise was to be purchased by such Potential Holder. In such event, the number of Shares to be so delivered shall be determined solely by such Broker-Dealer. Delivery of such lesser number of Shares shall constitute good delivery. Notwithstanding the foregoing terms of this paragraph (VI), any delivery or non-delivery of Shares which shall represent any departure from the results of an Auction, as determined by the Auction Agent, shall be of no effect unless and until the Auction Agent shall have been notified of such delivery or non-delivery in accordance with the provisions of the Auction Agent Agreement and the Broker-Dealer Agreement.

                                                                       EXHIBIT B

                              BANKERS TRUST COMPANY

                              MMP AUCTION BID FORM


To:  Bankers Trust Company                       Shares: EOG Resources, Inc.
     4 Albany Street 4th Floor                           Flexible Money Market Cumulative
     New York, New York 10006                            Preferred Stock (MMP(R)), Series C
     Attention: Auction Rate Securities                  (Liquidation Preference $100,000 Per Share)
     Fax: (212) 250-1502                                 Auction Date:
                                                         Telephone:
                                                         Fax:

         The undersigned Broker-Dealer submits the following Order on behalf of the Bidder named below:

         Name of Bidder:  _________________________

                                 EXISTING HOLDER
Shares now held ___________________       HOLD                 _________________
                                          BID at rate of       _________________
                                          SELL                 _________________

                                POTENTIAL HOLDER
                                          # of Shares bid      _________________
                                          BID at rate of       _________________

Notes:   (1)      If submitting more than one for one Bidder, use additional
                  Auction Bid Forms.

         (2) If one or more Bids covering in the aggregate more than the number of outstanding Shares held by any Existing Holder are submitted, such Bid shall be considered valid in the order of priority set forth in the Auction Procedures on the above issue.

         (3) A Hold or Sell Order may be placed only by an Existing Holder covering a number of Shares not greater than the number of Shares currently held by it.

         (4) Potential Holders may make only Bids, each of which must specify a rate. If more than one Bid is submitted on behalf of any Potential Holder, each Bid submitted shall be a separate Bid with the rate specified.

         (5) Bids may contain no more than three figures to the right of the decimal point (.001. to 1%). Fractions will not be accepted.

              Name of Broker-Dealer:
                                      ------------------------------------
              Authorized Signature:
                                      ------------------------------------

                                                                       EXHIBIT C


  (Note: To be used only for transfers made other than pursuant to an Auction)

                                MMP TRANSFER FORM


Re:  EOG Resources, Inc.
     Flexible Money Market Cumulative Preferred Stock (MMP(R)), Series C (Liquidation Preference $100,000 Per Share)

We are (check one):

___  The Existing Holder named below;
___  The Broker/Dealer for such Existing Holder; or
___  The Agent Member for such Existing Holder.

We hereby notify you that such Existing Holder has transferred ___ shares of MMP, Series C to __________________________________________.



                                                   ---------------------------
                                                   Name of Existing Holder



                                                   ---------------------------
                                                   Name of Broker Dealer


                                                   ---------------------------
                                                   Name of Agent Member



                                                   By:
                                                      ------------------------
                                                      Printed Name:
                                                      Title:

                                                                       EXHIBIT D


               (Note: To be used for failures to deliver shares of Flexible Money Market Cumulative Preferred Stock (MMP(R)), Series C
    (Liquidation Preference $100,000 Per Share) sold pursuant to an Auction)

                         NOTICE OF A FAILURE TO DELIVER

Complete either I or II

         I.       We are a Broker-Dealer for _______________________________
                  (the "Purchaser") which purchased ___ shares of MMP, Series C, of EOG Resources, Inc. in the Auction held on __________ from the Seller.

         II.      We are a Broker-Dealer for ________________________ (the
                  "Seller"), which sold ___ shares of MMP, Series C, of EOG Resources, Inc. in the Auction held on ___________________ to ____________________ the Purchaser of such shares.

We hereby notify you that (check one) --

         ___      the Seller failed to deliver such shares to the Purchaser.

         ___ the Purchaser failed to make payment to the Seller upon delivery of such shares.


                                           Name:
                                                --------------------------------
                                                (Name of Broker-Dealer)

                                           By:
                                              ----------------------------------
                                              Printed Name:
                                              Title:




                                      D-1